UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2025

ALT5 SIGMA CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-19621	41-1454591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8548 Rozita Lee Avenue, Suite 305 Las Vegas, NV	89113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 997-5968

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (par value $0.001 per share)	ALTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2025 (the “Effective Date”), ALT5 Sigma Corporation (the “Company”) and Peter Tassiopoulos, the former Chief Executive Officer of the Company, mutually agreed to enter into a Separation Agreement and Mutual Release of Claims (the “Separation Agreement”) pursuant to which Mr. Tassiopoulos’ employment with the Company and its affiliates, and his Employment Agreement dated August 26, 2024, will conclude on December 15, 2025 (the “Separation Date”), the Company will pay Mr. Tassiopoulos all salary and wages due and owing through the Separation Date (“Past Due Compensation”), and Mr. Tassiopoulos and the Company mutually release claims as well as other terms.

Upon payment of the Past Due Compensation, following the Separation Date, the Company has no further economic, compensatory or benefit related obligations to Mr. Tassiopoulos. There is no reference to nor admission of wrongdoing by any party.

Mr. Tassiopoulos has also tendered his resignation from the board of directors effective on December 15, 2025. Mr. Tassiopoulos has agreed to remain available for any transition assistance required by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALT5 SIGMA CORPORATION

Date: December 12, 2025	By:	/s/ Tony Isaac
Tony Isaac
Acting Chief Executive Officer